Exhibit 99.1

CONTACTS:

MEDIA:

Fred Solomon

(412) 762-4550

corporate.communications@pnc.com

INVESTORS:

William H. Callihan

(412) 762-8257

investor.relations@pnc.com

PNC APPOINTS FELDSTEIN TO BOARD OF DIRECTORS

PITTSBURGH, Aug. 15, 2013 – The PNC Financial Services Group, Inc. (NYSE: PNC) today appointed Andrew Feldstein to its Board of Directors, effective immediately. He is co-founder, chief executive officer and chief investment officer of BlueMountain Capital Management, LLC.

“Mr. Feldstein brings a reputation for innovation and additional risk management expertise to the Board,” said PNC Executive Chairman James E. Rohr. “His vision and experience should benefit PNC as we seek to grow our business and further strengthen our balance sheet.”

Prior to founding BlueMountain in 2003, Feldstein was managing director and head of Structured Credit, head of High Yield Sales, Trading & Research and head of Global Credit Portfolio for JPMorgan. He joined JPMorgan from Sullivan & Cromwell in 1992. Feldstein is a graduate of Harvard Law School and has a Bachelor of Arts from Georgetown University.

The PNC Financial Services Group, Inc. (www.pnc.com) is one of the nation’s largest diversified financial services organizations providing retail and business banking; residential mortgage banking; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management.

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